UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 4, 2014

AMERICAN REALTY CAPITAL PROPERTIES, INC.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

(Exact name of registrant as specified in its charter)

_________________________

Maryland	001-35263	45-2482685
Delaware	333-197780	45-1255683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 15th Floor
New York, New York 10022
(Address of principal executive offices, including zip code)

(212) 415-6500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Press Release Relating to Settlement of Litigation Against RCS Capital Corporation over Sale of Cole Capital Partners, LLC and Cole Capital Advisors, Inc.

On December 4, 2014, American Realty Capital Properties, Inc. (the “Company”) issued a press release announcing that it had entered into a settlement agreement with RCS Capital Corporation (“RCS Capital”) that resolves their dispute over the sale of Cole Capital Partners, LLC and Cole Capital Advisors, Inc. to RCS Capital. The settlement, in which ARCP will receive $60.0 million, resolves litigation brought by the Company in the Delaware Court of Chancery to enforce its rights under that certain Equity Purchase Agreement (the “Purchase Agreement”), dated September 30, 2014, between a subsidiary of the Company and RCS Capital.

As part of the settlement agreement described above, the Company will receive $60.0 million from RCS Capital to agree to termination of the Purchase Agreement and all related agreements and documents. The settlement includes: $42.7 million in cash paid by RCS Capital to the Company; a $15.3 million unsecured note issued by RCS Capital to the Company; and a release of the Company from its obligation to pay $2.0 million to RCS Capital or its affiliates relating to another matter described in the press release. The $42.7 million in cash includes the $10 million payment already delivered to the Company by RCS Capital in connection with the Purchase Agreement. The two-year unsecured note will bear interest at an 8.0% interest rate per annum. In addition, the Company and RCS Capital have agreed to terminate, unwind or otherwise discontinue all agreements, arrangements and understandings between the two parties and any of their respective subsidiaries.

The press release also notes that the independent members of the Company’s board of directors and the Company have engaged Morgan Stanley & Co. LLC and Citigroup Global Markets Inc., respectively, to assist in the negotiation of the settlement with RCS Capital and other strategic matters, including evaluating long-term alternatives for Cole Capital®, in order to maximize the value of that business to the Company.

A copy of the press release described herein, dated December 4, 2014, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

Information set forth in this Current Report on Form 8-K (including information included or incorporated by reference herein) may contain “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect the Company’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors which could cause actual results to differ materially from those contained in the forward-looking statements, including the Company’s ability to identify an appropriate long-term alternative for Cole Capital. Additional factors that may affect future results are contained in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website at www.sec.gov. The Company disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 4, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

By:	/s/ David S. Kay
Name:	David S. Kay
Title:	Chief Executive Officer

ARC PROPERTIES OPERATING PARTNERSHIP, L.P. By: American Realty Capital Properties, Inc., its sole general partner

By:	/s/ David S. Kay
Name:	David S. Kay
Title:	Chief Executive Officer

Date: December 4, 2014